Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Gran Tierra Energy Inc.

Calgary, Canada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140171, 333-153376, 333-156993 and 333-205801) and Form S-8 (No. 333-146815, 333-156994, 333-171122 and 333-183029) of Gran Tierra Energy Inc. of our report dated August 1, 2016, relating to the consolidated financial statements of PetroLatina Energy Limited, which appears in the Form 8-K of Gran Tierra Energy Inc. dated August 1, 2016.

/s/ BDO LLP

London, United Kingdom

August 1, 2016